STANLEY J. HILL TO JOIN FIRST AVIATION SERVICES INC.
                               BOARD OF DIRECTORS


WESTPORT, CONNECTICUT - November 30, 2000 - First Aviation Services Inc. (NASDAQ: FAVS) today announced that Stanley J. Hill will join its Board of Directors effective December 12, 2000.


Mr. Hill recently retired as President, CEO and Chairman of Kaiser Aerospace and Electronics Corporation and its parent, K Systems, Inc. Kaiser Aerospace is a major supplier of cockpit avionics, flight control actuators and electro-optical systems for a variety of military and commercial aircraft. Mr. Hill successfully led an initiative intended to sell or merge Kaiser Aerospace into a larger, more diversified entity with the announced sale of K Systems, Inc. to Rockwell Collins, Inc. which is expected to close by year-end.

During his career, Mr. Hill also served with United Technologies Corporation and Harris Corporation in a variety of engineering, program management and business development positions.

Mr. Hill holds a Bachelor of Science Degree in Mechanical Engineering from the University of Maine, a Master of Engineering Degree from the University of Connecticut and also completed postgraduate work at the University of Santa Clara. Mr. Hill is an instrument rated commercial pilot.

Commenting on the appointment, Aaron P. Hollander, Chairman of the Board of First Aviation noted, "We are honored to have someone of Stan Hill's stature and outstanding record of

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achievement and experience in the aviation industry join our Board. He brings excellent leadership qualities, along with a wealth of knowledge and relevant business experience in the aviation field. We welcome him to our board and look forward to his participation in helping guide First Aviation's future."

Mr. Hill will replace Mr. Joshua S. Friedman, who completed an extended term as a director. Mr. Hollander said "On behalf of the Board of Directors and the Company, I thank Mr. Friedman for his invaluable contributions to the success of First Aviation Services. We appreciate the wisdom and guidance he has provided over the last five years."

About First Aviation
--------------------

First Aviation, located in Westport, Connecticut is a worldwide leader in providing services to aircraft operators of some of the most widely used military, commercial and general aviation aircraft. Its operations include Aerospace Products International (API) and AeroV Inc. (AeroV). API, based in Memphis, Tennessee, is a leader in the supply of aerospace products and services worldwide. In addition to the product lines it distributes, API offers logistics services and overhaul and repair services for brakes and starter/generators and builds custom hose assemblies. With locations in the U.S., Canada and Asia Pacific, plus global partners throughout the world, API continues to be the fastest growing supplier of aviation products and inventory management solutions in the industry. AeroV, based in Westport, Connecticut, is a mission-critical procurement platform developed exclusively for the aerospace industry that delivers value to every user, providing a practical tool for capturing the benefits of e-commerce without disrupting current business practices and processes. The AeroV System integrates with legacy systems, giving every company the ability to communicate using full SPEC 2000 and ANSI X.12 messaging without costly set-up fees or downtime.

More information about First Aviation can be found on the world-wide web at www.firstaviation.com, www.apiparts.com, www.aerov.com.
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Forward-Looking Statements
--------------------------

Information included in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect the Company's current expectations concerning future events and results. Such forward-looking statements, including those concerning the Company's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control, that may cause the Company's actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In evaluating such statements as well as the future prospects of the Company, specific consideration should be given to various factors, including the Company's ability to obtain parts from its principal suppliers on a timely basis, market conditions, the ability to consummate suitable acquisitions, and other items that are beyond the Company's control and may cause actual results to differ from management's expectations.


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Contact:          John A. Marsalisi
                  Vice President & Chief Financial Officer
                  First Aviation Services Inc.
                  (203) 291-3303
                  jmarsalisi@firstaviation.com